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                                                                 EXHIBIT (d)(1)

          INFOSPACE, INC. RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN
                  NONQUALIFIED STOCK OPTION LETTER AGREEMENT

TO: ________________ ("Optionee").

   This Agreement is made as of ________________ , 200_.

   We are pleased to inform you that you have been selected by the Company to receive a stock option (the "Option") to purchase shares (the "Option Shares") of the Company's Common Stock under the Company's Restated 1996 Flexible Stock Incentive Plan (the "Plan").

   The terms of the Option are as set forth in this Agreement and in the Plan. The Plan is incorporated by reference into this Agreement, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

   The most important terms of the Option are summarized as follows:

1. Grant Date:

2. Number of Shares:

3. Exercise Price: $_____ per share

4. Expiration Date:

5. Vesting Commencement Date:

6. Type of Option: Nonqualified stock option ("NSO")

7. The Option shall vest as follows: 25% of the Number of Shares vests on the Grant Date. The remaining 75% of the Number of Shares vests on the __________ day of each month hereafter until __________, subject to the provisions below.

   8. Exercisability: Any portion of the option that is not exercised shall accumulate and may be exercised at any time during the Option Period prior to the Termination Date. No partial exercise of this option may be for less than 5% of the total number of shares of Stock then available under this option. In no event shall the Company be required to issue fractional shares.

   9. Termination of Option: The unvested portion of the Option will terminate automatically and without further notice immediately upon termination (voluntary or involuntary) of your employment or service relationship with the Company. The vested portion of the Option will terminate automatically and without further notice on the earliest of the dates set forth below:

       (a) three months after termination of your employment or service relationship with the Company for any reason other than disability (as defined below) or death;

       (b) one year after termination of your employment or service relationship with the Company by reason of disability or death;

       (c) ten days after termination of your employment with the Company for cause (as defined below); or

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       (d) the Expiration Date.

   It is your responsibility to be aware of the date your option terminates.

   The term "disability" means a mental or physical impairment that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes you to be unable, in the opinion of the Company, to perform your duties for the Company or an Affiliate and to be engaged in any substantial gainful activity.

   The term "cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination will be conclusive and binding.

   10. Leave of Absence: The effect of a Company-approved leave of absence on the terms and conditions of the Option will be determined by the Plan Administrator and subject to applicable laws. Unless otherwise provided by the Plan Administrator, options will cease vesting during the time an optionee is on a leave of absence, and such vesting will not resume until that date that the optionee returns to work.

   11. Method of Exercise: You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state the election to exercise the Option and the number of shares of Common Stock for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of shares of Common Stock you are purchasing.
   12. Form of Payment: You may pay the Option exercise price, in whole or in part, in cash, by check or, unless the Plan Administrator determines otherwise, by (a) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price, or (b) such other consideration as the Plan Administrator may permit.

   13. Withholding Taxes: As a condition to the exercise of any portion of the Option that is treated as a nonqualified stock option, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company has the right to retain without notice sufficient shares of Common Stock to satisfy the withholding obligation. Unless the Plan Administrator determines otherwise, you may satisfy the withholding obligation by electing to have the Company withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld.

   14. Limited Transferability: During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Plan provides for exercise of the Option by the personal representative of your estate or the beneficiary thereof following your death.

   15. Registration: At the present time, the Company has an effective registration statement with respect to the Option Shares. The Company intends to maintain this registration but has no obligation to do so. In the event that such registration is no longer effective, you will not be able to exercise the Option unless exemptions from registration under federal and state securities laws are available; such exemptions from registration are very limited and might be unavailable.

   16. Successors: This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

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   17.  No Stockholder Rights:  Neither Optionee nor any person entitled to exercise Optionee's rights in the event of his death shall have any of the rights of a stockholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

   18. Notice: Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the Office of the Company, 601--108/th /Ave. NE, Suite 1200, Bellevue, WA 98004 and any notice to be given to Optionee shall be addressed to Optionee at the address given beneath Optionee's signature to this Agreement, or such other address as either part to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

   19. Plan Administrator Decisions Conclusive: All decisions of the Plan Administrator upon any questions arising under the Plan or under this Agreement shall be conclusive.

   20. Washington Law: The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Washington.

   IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the day and year first above written. Optionee hereby accepts the nonqualified stock option described above and acknowledges receipt of a copy of this Agreement and the Plan.

   Please execute the following Acceptance and Acknowledgment and return it to the undersigned.

                                          Very truly yours,

                                          INFOSPACE, INC.

                                          By:  Naveen Jain
                                               Naveen Jain
                                               Chairman

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                         ACCEPTANCE AND ACKNOWLEDGMENT

   I, ______________, a resident of the state/province of ______________, accept the nonqualified stock option described in this Agreement and in the Plan, and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan.

   Dated: ____________________

_________________________________       ___________________________________
SSN or Taxpayer I.D. Number             Signature of Optionee

                                        Address____________________________

                                        ___________________________________

                                        ___________________________________

                                        Home Phone Number (____) __________


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